EXHIBIT 23.1
                     Consent of Demetrius & Company, L.L.C.

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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form SB-2 pertaining to the Electronic Control Security, Inc. of our report dated August 16, 2001, with respect to the audited consolidated financial statements of Electronic Control Security, Inc. and subsidiaries for the years ended June 30, 2001 and 2000. We also consent to the reference to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.


/s/  Demetrius & Company, L.L.C.

Wayne, New Jersey
June 6, 2002